                                                                      EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.
                         EARNINGS PER SHARE COMPUTATION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                              QUARTER ENDED
                                                                                              MARCH 31, 1997
                                                                                        --------------------------
                                                                                                         FULLY
                                                                                          PRIMARY       DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,100,000   15,100,000
Dilutive effect of stock performance plans............................................       496,131      496,131
                                                                                        ------------  ------------
                                                                                          15,596,131   15,596,131
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Income before extraordinary item......................................................  $      9,722   $    9,722
Extraordinary item--net...............................................................       (22,242)     (22,242)
                                                                                        ------------  ------------
Net income............................................................................  $     31,964   $   31,964
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share before extraordinary item..........................................  $       0.62   $     0.62
Extraordinary item--net...............................................................         (1.43)       (1.43)
                                                                                        ------------  ------------
Earnings per share....................................................................  $       2.05   $     2.05
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                                                                            NINE MONTHS ENDED
                                                                                              MARCH 31, 1997
                                                                                        --------------------------
                                                                                                         FULLY
                                                                                          PRIMARY       DILUTED
                                                                                        ------------  ------------
Weighted average shares outstanding...................................................    15,100,000   15,100,000
Dilutive effect of stock performance plans............................................       394,075      443,578
                                                                                        ------------  ------------
                                                                                          15,494,075   15,543,578
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Income before extraordinary item......................................................  $     28,170   $   28,170
Extraordinary item--net...............................................................       (22,242)     (22,242)
                                                                                        ------------  ------------
Net income............................................................................  $     50,412   $   50,412
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share before extraordinary item..........................................  $       1.82   $     1.81
Extraordinary item--net...............................................................         (1.43)       (1.43)
                                                                                        ------------  ------------
Earnings per share....................................................................  $       3.25   $     3.24
                                                                                        ------------  ------------
                                                                                        ------------  ------------